EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration no. 333-30876) of Digital Insight Corporation of our report dated February 8, 2001, relating to the consolidated financial statements and financial statement schedule that appear in Digital Insight Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP


Century City, California
November 15, 2001